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                                                                     EXHIBIT 5.1


October 4, 2005


AmeriGas Partners, L.P.
460 N. Gulph Road
King of Prussia, PA
19406

Re:   AmeriGas Partners, L.P. and AmeriGas Finance Corp.,
      Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to AmeriGas Partners, L.P., a Delaware limited partnership (the "Company"), and the additional registrant, AmeriGas Finance Corp., a Delaware corporation and a wholly-owned subsidiary of the Partnership (the "Co-Obligor" and, together with the Company, the "Issuers"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offer by the Issuers to exchange up to $415,000,000 aggregate principal amount of new 7.25% Senior Notes due 2015 (the "Exchange Notes") for the Company's outstanding 7.25% Senior Notes due 2015 (the "Outstanding Notes"). The Exchange Notes will be issued under an Indenture dated as of May 3, 2005 (the "Indenture") among the Issuers and Wachovia Bank, National Association, as trustee (the "Trustee").

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Indenture, (iii) the certificate of limited partnership of the Company, (iv) the certificate of incorporation and articles of incorporation of the Co-Obligor, (v) the limited partnership operating agreement of the Company, (vi) the bylaws of the Co-Obligor, and (vii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Indenture constitutes a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that when the Exchange Notes are executed by duly authorized officers of the Company, as provided in the Indenture, and the Exchange Notes
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AmeriGas Partners, L.P.
October 4, 2005
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are duly authenticated by the Trustee and are delivered by the Company in exchange for the Outstanding Notes as described in the Registration Statement, the Exchange Notes will constitute valid and binding obligations of the Issuers, as applicable, enforceable against the Issuers in accordance with their respective terms.

The opinions expressed above are subject to the following limitations and qualifications:

            The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

            The opinions expressed herein are limited to the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP